Exhibit 23.2

Colin Coxhead	29 Goodhugh St East Maitland NSW 2323 Australia
Geologist	Email: colincoxhead@bigpond.com
Telephone & MessageBank: (0428) 681119
Fax: (02) 49333451

Australian Business Number: 34 502 127 768
To the Board of Directors of Vale S.A. (“Vale”)
Ladies and Gentlemen:
Colin Coxhead hereby consents to the incorporation by reference in this Registration Statement on Form S-8 of Vale’s Annual Report on Form 20-F for the year ended December 31, 2008, in which Colin Coxhead is named as having prepared Vale’s coal reserve estimates.
Yours Sincerely,
Colin Coxhead BSc; MAIG.
     February 4, 2010.